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                                                                    Exhibit 23.3

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated March 20, 1998 on the financial statements of Vanguard Cellular Systems of South Carolina, Inc. (and to all references to our Firm) included in or made a part of this Registration Statement.

                                       /s/ Arthur Andersen LLP
                                      ------------------------
                                        Arthur Andersen LLP


Greensboro, North Carolina
  October 25, 1999